UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2012

KB HOME

(Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard, Los Angeles, California		90024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 231-4000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Sixth Supplemental Indenture

On January 30, 2012, each of KB HOME Sacramento Inc. and KB HOME South Bay Inc., each a California corporation, KB HOME Las Vegas Inc., KB HOME Reno Inc. and KB HOME Nevada Inc., each a Nevada corporation, and KB HOME Tampa LLC, KB HOME Fort Myers LLC and KB HOME Treasure Coast LLC, each a Delaware limited liability company (collectively, the “Additional Guarantors”), agreed pursuant to a Sixth Supplemental Indenture, dated as of January 30, 2012, by and between KB Home, a Delaware corporation (the “Company”), the existing guarantors named therein (the “Existing Guarantors”), the Additional Guarantors and U.S. Bank National Association (successor to SunTrust Bank), as Trustee (the “Trustee”), to be a “Guarantor” under the terms of the Indenture, dated as of January 28, 2004 (the “Base Indenture”), by and among the Company, the Existing Guarantors and the Trustee, as amended and supplemented on January 28, 2004, June 30, 2004, May 1, 2006, November 9, 2006 and August 17, 2007 (the Base Senior Indenture, as so amended and supplemented, is hereinafter called the “Indenture”), and to guarantee on a senior basis the prompt payment when due of the principal of and premium, if any, and interest on debt securities issued by the Company pursuant to the Indenture, including the Company’s 5-3/4% senior notes due 2014, 5-7/8% senior notes due 2015, 6-1/4% senior notes due 2015, 7-1/4% senior notes due 2018 and 9.100% senior notes due 2017. Each of the Additional Guarantors is a wholly-owned subsidiary of the Company.

The above description is a summary and is qualified in its entirety by the terms of the Sixth Supplemental Indenture, which is filed as Exhibit 4.18 with this Current Report.

Early Tender Period Expiration; Senior Notes Offering

On February 1, 2012, the Company announced the expiration of the early tender period for its cash tender offers for up to $250 million in aggregate principal amount of its 5-3/4% senior notes due 2014, 5-7/8% senior notes due 2015 and 6-1/4% senior notes due 2015. A copy of the press release dated February 1, 2012 announcing the expiration of the early tender period is attached as Exhibit 99.1.

On February 1, 2012, the Company announced a public offering of $250 million in aggregate principal amount of senior notes. A copy of the press release dated February 1, 2012 announcing the offering is attached as Exhibit 99.2.

On February 1, 2012, the Company announced that it priced its offering of $350 million in aggregate principal amount of 8.00% Senior Notes due 2020. The offering is expected to close on February 7, 2012, subject to customary closing conditions. A copy of the press release dated February 1, 2012 announcing the pricing of the offering is attached as Exhibit 99.3.

On February 1, 2012, the Company announced that it upsized, and amended certain pricing and other terms of, its cash tender offers. A copy of the press release dated February 1, 2012 announcing the upsizing and amendment is attached as Exhibit 99.4.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

4.18	Sixth Supplemental Indenture, dated as of January 30, 2012, by and among the Company, the Existing Guarantors, the Additional Guarantors and the Trustee.

99.1	Press Release dated February 1, 2012 announcing expiration of the early tender period for cash tender offers.

99.2	Press Release dated February 1, 2012 announcing a public offering of Senior Notes.

99.3	Press Release dated February 1, 2012 announcing the pricing of the offering of 8.00% Senior Notes due 2020.

99.4	Press Release dated February 1, 2012 announcing the upsizing and amendment of cash tender offers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2012

KB Home

By:	/s/ BRIAN J. WORAM
Brian J. Woram
Executive Vice President, General Counsel and Secretary
Registered In-House Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.18	Sixth Supplemental Indenture, dated as of January 30, 2012, by and among the Company, the Existing Guarantors, the Additional Guarantors and the Trustee.

99.1	Press Release dated February 1, 2012 announcing expiration of the early tender period for cash tender offers.

99.2	Press Release dated February 1, 2012 announcing a public offering of Senior Notes.

99.3	Press Release dated February 1, 2012 announcing the pricing of the offering of 8.00% Senior Notes due 2020.

99.4	Press Release dated February 1, 2012 announcing the upsizing and amendment of cash tender offers.